23
PH02/243474.1
Exhibit 10.65

                      EMPLOYMENT AGREEMENT

AGREEMENT, dated as of October 1, 1996 between Players
International, Inc. (together with its successors or assigns as permitted under this agreement, the "Company"), and Howard A.
Goldberg ("Executive").

                     W I T N E S S E T H:

     The Company and Executive entered into an Employment Agreement as of May 19, 1993 (the "Agreement"). The parties now desire to amend and restate the Agreement to reflect Executive's current position, compensation and other arrangements with the Company. Therefore, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive (individually a "Party" and together the "Parties") agree that the Agreement is amended and restated as of October 1, 1996, to read as follows:

     1.   Definitions

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) "Base Compensation" shall mean the compensation provided for in Paragraph 4, subject to such increases as may be approved by the Board from time to time.

          (c)  "Beneficial Owner" of any securities shall mean:

          (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

          (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subparagraph (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) above) or disposing of any voting securities of the Company;

provided, however, that nothing in this Paragraph l(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Business Day" shall mean any day other than a weekend, a federal or state holiday or a vacation day for Executive.

          (f) "Cause" shall mean (i) Executive is convicted of a felony involving moral turpitude; (ii) Executive uses alcohol or any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of his duties under the Agreement; (iii) Executive engages in the willful, unauthorized disclosure of Confidential Information, as defined in Paragraph 10(c), concerning the Company or any Subsidiary, unless such disclosure was (A) believed in good faith by Executive to be appropriate in the course of properly carrying out his duties under the Agreement, or (B) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency; (iv) Executive, other than in the course of properly carrying out his duties under the Agreement, performs services for any other corporation or person that competes with the Company or any Subsidiary; or (v) Executive, in carrying out his duties under the Agreement, engages in willful neglect or willful misconduct resulting, or reasonably likely to result, in either case, in material economic harm to the Company, unless such act, or failure to act, resulted from Executive's reasonable belief that such act or failure to act was in the best interests of the Company.

          (g) "Change in Control" shall mean the occurrence of any one of the following events:

          (i) any Person (except the Griffin Group or its Affiliates and Associates, Company management as of the Effective Date and their Affiliates and Associates or the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the Voting Stock then outstanding; provided, however, that no "Change of Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Voting Stock then outstanding or to solicit proxies;

          (ii) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock outstanding immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Voting Stock;

          (iii) consummation of a complete liquidation or dissolution of the Company;

          (iv) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of the then outstanding shares of voting stock is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Voting Stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Voting Stock immediately prior to such sale or disposition;

          (v) individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (vi) a "change of control" as defined in the form of indenture governing any indebtedness of the Company shall have occurred.
          (h) "Constructive Termination Without Cause" shall mean that:

          (i) without Executive's prior written consent, one or more of the following events occurs:

               (A) Executive is removed from the position of Chief Executive Officer of the Company for any reason other than the termination of his employment;

               (B) Executive suffers a material diminution in the authorities, duties, reporting relationships or responsibilities normally associated with the foregoing position or there are assigned to him duties and responsibilities materially inconsistent with those normally associated with such position;

               (C) Executive's Base Compensation as provided for in Paragraph 4 is decreased by the Company, or his benefits under any material employee benefit plan or program of the Company or his incentive or equity opportunity under any material incentive or equity program of the Company is or are reduced, after taking into account the discretion of the Board to determine the level at which Executive participates in any performance compensation program as provided in Paragraph 4, on a basis not shared in common with other senior executives of the Company as a group;

               (D)  the Company fails to obtain a written
agreement from any successor of the Company to assume and perform the Agreement; or

               (E) following a Change of Control, the Company moves its principal executive offices more than 50 miles from Atlantic City, New Jersey, or such other place where the Company's principal executive offices are located immediately prior to the Change of Control) or Executive is removed from membership on, or fails to be reelected to, the Board, if Executive is a member of the Board immediately prior to the Change of Control; and

               (ii) within 90 days of learning of the occurrence of such event, Executive terminates his employment with the Company.

          (i) "Disability" shall mean Executive's inability, for a period of six consecutive months, to render substantially the services provided for in Paragraph 3(a) by reason of permanent mental or physical disability, whether resulting from illness, accident or otherwise. In the case of a dispute as to whether Executive has incurred a Disability, Executive agrees to submit to a physical examination by two physicians, one selected by Executive and the other by the Company and, in the event they do not agree, to a physical examination by an additional physician selected by the first two physicians whose decision shall be final and binding on both parties.

          (j) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (k) "Subsidiary" shall mean any corporation in which the Company owns 50% or more of the Voting Stock or any other venture in which it owns 50 % or more of the equity.

          (l) "Term of Employment" shall mean the three-year period specified in Paragraph 2.

          (m) "Termination by the Company Due to Loss of License" shall mean a termination of Executive's employment by the Company following a termination of Executive's license to take part in the casino and gaming business in any state in which the Company conducts business (other than a termination of such license (i) due to Executive's death or Disability or (ii) based upon facts that constitute Cause within the meaning of this Agreement).

          (n) "Termination Upon a Change in Control" shall mean that following a Change in Control (i) the Company terminates Executive's employment without Cause, (ii) there is a Constructive Termination Without Cause, or (iii) Executive terminates employment from the Company within 180 days of the Change of Control because, in the good faith determination of Executive, there has been a change in circumstances with the Company that directly or indirectly affects Executive's position, duties or responsibilities or status as in effect immediately preceding the Change of Control and he is no longer able effectively to discharge his duties and responsibilities and the Board concurs in such determination, by a majority vote of the members who were members prior to the Change of Control, made in a reasonable fashion, excluding for this purpose any such members who would not have been treated as members of the Incumbent Board.

          (o) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2.   Term of Employment.

          (a) The Company hereby continues to employ Executive, and Executive hereby accepts such continuation of employment, in the position and with the duties and responsibilities as set forth in Paragraph 3 for the Term of Employment, subject to the terms and conditions of the Agreement.

          (b) The Term of Employment shall commence on the date hereof and shall, unless sooner terminated as provided in Paragraph 9, terminate upon the close of business on September
30, 1999 unless it has sooner terminated as provided in Paragraph
9.

     3.   Position, Duties and Authorities.

          (a) During the Term of Employment, Executive shall be employed as Chief Executive Officer of the Company and, subject to supervision by the Board, he shall have overall charge of the business operations of the Company, with the duties responsibilities and authorities normally associated with such position. It is also the intention of the Parties that Executive shall serve as a director of the Company throughout the Term of Employment but, except as provided in Paragraph 1(h)(i)(E), it shall not be a breach of the terms of this Agreement if Executive is not elected or reelected to the Board. Executive shall be entitled to no additional remuneration for serving on the Board or as an officer or director of a Subsidiary.

          (b) Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) engaging in charitable, community and business affairs, managing his personal investments and serving as a member of boards of directors so long as such activities do not materially interfere with his carrying out his duties and responsibilities under the Agreement or (ii) having his name appear in the name of the law firm in which he was a member immediately prior to his employment by the Company and receiving nominal compensation therefor so long as Executive renders no services to such firm.

          (c) During the term of Employment, Executive shall perform his services from an office in Atlantic City, New Jersey and at such other offices of the Company as may be required by his duties; provided, however, that Executive shall not be required to move his home from Linwood, New Jersey.

     4. Base Compensation. During the Term of Employment, Executive shall be paid by the Company Base Compensation payable no less frequently than in equal semi-monthly installments at an annualized rate of no less than $450,000 per annum, subject to annual review by the Board for possible increase in accordance with its normal review procedure for senior level executives. The Company shall be entitled to make proper withholdings from Executive's Base Compensation (and all other payments of compensation under this Agreement) as required by law.

     5. Performance Bonus. The Company may, but is not required, to adopt a bonus or short term performance compensation program for senior level executives. In the event that such a program is adopted, Executive shall participate in such program but the Board shall determine Executive's level of participation for each year of the Term of Employment in its sole discretion; provided, however, that the Board shall have the discretion to grant additional individual bonus compensation in excess of the foregoing general performance bonus program to Executive or any other executive or the Company in recognition of performance achievements particular to any of them.

     6. Stock Options and Stock Grant. The Company may, but is not required, to grant to Executive shares of Voting Stock as well as stock options to purchase shares of Voting Stock subject to restrictions determined by the Board, in either event in the sole discretion of the Board, for any year during the Term of Employment, which shall be made pursuant to an equity compensation plan approved by the Board generally for senior level executives of the Company; provided, however, that the Board shall have the discretion to grant additional options or restricted shares to Executive or any other executive or the Company in recognition of performance achievements particular to any of them. The Company shall use its best effort to maintain any and all registration statements for any shares subject to option to permit such shares to be freely tradeable upon exercise.

     7. Employee Benefit Programs. During the Tern of Employment, Executive and his spouse and dependents shall be entitled, at the Company's expense, to the employee welfare benefit and retirement benefit coverages provided to Executive and his spouse and dependents on the date of this Agreement as listed on Exhibit A hereto and incorporated herein (the "Employee Benefit Programs"); provided, however, that the foregoing shall not prohibit the Company from amending or terminating any such Employee Benefit Program so long as Executive and his spouse an dependents otherwise receive the required levels of coverage in the aggregate; and provided, further, that Executive may request the Compensation Committee of the Board, which shall decide in its sole discretion, to permit the Company to change any of the coverages provided hereunder. To the extent possible, the amount of any life insurance shall be provided by an individual policy (or policies) that gives Executive, his legal representatives or beneficiaries, and trusts of which Executive was the settlor, as applicable, the right to assume the policy, upon payment to the Company of the cash surrender value, in the event of his termination of employment.

     8. Business Expense Reimbursement. During the Term of Employment, Executive shall be entitled to receive reimbursement by the Company, upon submission of adequate documentation, for all reasonable, out-of-pocket ordinary and necessary business expenses incurred by him in performing services under the Agreement. In addition, any reasonable legal fees and expenses incurred in connection with the preparation and negotiation of the Agreement or qualification as a licensee in any jurisdiction shall be paid by the Company.

     9.   Termination of Employment.

          (a) Termination Due to Death or Disability. In the event of the termination of Executive's employment under the Agreement due to his death or Disability, Executive or his legal representatives as the case may be, shall be entitled to:

          (i) (A) in the case of death, continued Base Compensation at the rate in effect at the time of his death for a period of 3 months following the month in which such termination of employment due to death occurs, or (B) in the case of Disability, the disability benefit available under and only to the extent of the insurance maintained as provided in Paragraph 7;

          (ii) any performance or special incentive bonus earned but not yet paid;
          (iii) a pro rata portion of any applicable performance bonus for the year in which his employment terminates due to death or Disability based on performance of the Company for the year during which such termination occurs or, if performance results are not available, based on the performance bonus, if any, paid to Executive for the prior year; and

          (iv) any other compensation and benefits to which he or his legal representatives or beneficiaries may be entitled under applicable plans, programs and agreements of the Company, including, without limitation, life insurance benefits and the right to acquire any life insurance policy which has not then matured for the cash surrender value pursuant to Paragraph 7.

          (b) Termination by the Company for Cause. Within 60 days of knowing, or having reasonable basis for knowing, of an event constituting Cause the Company may give Executive written notice of its intention to terminate him for Cause, specifying in such notice the event forming the basis for Cause. The preceding sentence notwithstanding, Executive's employment shall not be deemed to have been terminated for Cause unless the Company has given or delivered to Executive (1) reasonable notice setting forth the reasons for the Company's intention to terminate Executive's employment for Cause; (2) if the written notice is of an event constituting Cause under clause (ii) or (iv) of Paragraph l(f) and if the event is capable of being cured, Executive shall have 10 Business Days following actual receipt of such notice in which to cure; (3) a reasonable opportunity at any time during the 30-day period after Executive's receipt of such notice, for Executive, together with his counsel, to be heard before the Board, and (4) a second written notice from the Company stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, Executive was guilty of the conduct giving rise to termination for Cause; provided, however, that the Company may, in its sole discretion, suspend Executive from performance of his duties on the date of delivery of such notice and such date shall be the effective date of any termination under this Paragraph. In the event Executive's employment is terminated by the Company for Cause, Executive shall be entitled to:

          (i) unpaid Base Compensation earned or accrued at the rate in effect at the time of his termination through the date of termination of his employment;

          (ii) any performance or special incentive bonus earned but not yet paid;

          (iii) reimbursement for expenses incurred but not yet reimbursed by the Company pursuant to Paragraph 8; and

          (iv) any other compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company.

Executive's entitlement to the foregoing shall be without prejudice to the right of the Company for any damages to which it may be entitled as a result of such Cause.

          (c)  Termination Without Cause; Constructive
Termination Without Cause; Expiration of the Agreement. In the event Executive's employment is terminated by the Company without Cause (which shall not include a termination pursuant to Paragraph 9(a) or 9(d)) or in the event of a Constructive Termination Without Cause, or in the event this Agreement expires by its terms on the third anniversary of the date hereof or the expiration date of any renewal and the Company has not, at least six months prior to such date, given Executive written notice of its intention not to renew the Agreement ("Non-Renewal Notice"), Executive, upon executing and not revoking a release of the Company as to all matters arising in the course of his employment by the Company and the termination thereof, in the form attached hereto as Exhibit B, shall be entitled to receive:

          (i) unpaid Base Compensation earned or accrued through his date of termination and continued Base Compensation payments, at the rate in effect at the time of his termination, for (A) solely in the case of expiration of this Agreement by its terms on the third anniversary, a number of months equal to six months minus the number of months of notice of Non-Renewal actually provided to Executive or (B) in all other cases to which this Paragraph 9(c) is applicable, a period of 12 months following termination of his employment or through the end of the Term of Employment, whichever is longer, payable, at Executive's option, either (1) over such 12 months or the remaining Term of Employment, as the case may be, or (2) in a lump-sum payment promptly following termination of Executive's employment equal to the then present value using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities (the "Present Value") of the remaining Base Compensation due Executive through the end of such 12 months or the remaining Term of Employment;

          (ii) except in a case of a termination of employment by reason of expiration of this Agreement on the third anniversary of the date hereof, continued performance bonuses for a period of 12 months following termination of his employment or through the end of the Term of Employment, whichever is longer, in amounts determined under the then applicable program of the Company, or, to the extent such amounts are not reasonably determinable, in amounts based on performance bonuses paid to Executive for the last complete fiscal year of the Company ended prior to the completion of such 12-month period;

          (iii) any performance or special incentive bonus earned but not yet paid;

          (iv) reimbursement for expenses incurred but not yet reimbursed by the Company pursuant to Paragraph 8;

          (v) the immediate vesting of all stock options previously granted to Executive, notwithstanding the terms of any such grant to the contrary, with and the ability to exercise any such options for 12 months following the date of termination but in no event after the expiration of the option term; and

          (vi) any other compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company, including, without limitation, life insurance benefits, and the right to acquire any life insurance policy which has not then matured for the cash surrender value pursuant to Paragraph 7, and the continuation of all Employee Benefit Programs provided under Paragraph 7 during the period for which Executive is to receive payments under clause (i) above (irrespective of the fact that such payments are paid in a lump sum); provided, however, that in the event the Company is precluded from providing coverage under any such program by applicable law or regulation it may choose to provide Executive with a payment equal to the cost of such coverage without regard to tax effect.

          (d) Termination Upon a Change in Control. In the event a Termination Upon a Change in Control occurs, or in the event Executive is terminated under subparagraph (c) within six months prior to the occurrence of a Change in Control, Executive shall be entitled to receive (taking into account any benefits provided under subparagraph (c)), promptly following his termination of employment:

          (i) unpaid Base Compensation earned or accrued through his date of termination and a lump-sum payment equal to the Present Value of Executive's Base Compensation that would be due him for a period of 36 months following termination of his employment, determined on the basis of the average of the Base Compensation paid to Executive for the 36 months preceding his termination;

          (ii) a lump-sum payment equal to the Present Value of the aggregate performance bonus amounts he received, if any, for the period of 36 months preceding his termination or, if greater, a lump-sum payment equal to 150% of the largest performance bonus paid to Executive during the 36 months preceding his termination;

          (iii) any performance or special incentive bonus earned but not yet paid;

          (iv) reimbursement for expenses incurred but not yet reimbursed by the Company pursuant to Paragraph 8;

          (v) the immediate vesting of all stock options previously granted to Executive, notwithstanding the terms of any such grant to the contrary, with the ability to exercise any such options for 12 months following the date of termination but in no event after the expiration of the option term; and

          (vi) any other compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company and the right to acquire any life insurance policy which has riot then matured for the cash surrender value pursuant to Paragraph 7, and the continuation of all Employee Benefit Programs provided under Paragraph 7 during the period for which Executive is to receive payments under clause (i) above irrespective of the fact that such payments are paid in a lump sum); provided, however, that in the event the Company is precluded from providing coverage under any such program by applicable law or regulation it may choose to provide Executive with a payment equal to the cost of such coverage without regard to tax effect.

Notwithstanding the foregoing, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Company to reduce the Payment to avoid or reduce the limitation of the Company's federal income tax deduction under Section 280G of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the limitation of deduction under
Section 280G of the Code. For purposes of this subparagraph (d), "present value" shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations to be made under this Paragraph 9(d) shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and Executive within 10 days of the termination date. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. Executive shall in his sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Paragraph 9(d). Within five days after Executive's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement. All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by the Company. The Company agrees to indemnify. and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Paragraph, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          (e)  Termination of the Company Due to Loss of License.
In the event of a Termination by the Company Due to Loss of License, Executive shall be entitled to:

          (i) unpaid Base Compensation earned or accrued through the date of termination and continued Base Compensation payments at the rate in effect at the time of termination, for six months;

          (ii) any performance bonus earned but not yet paid;

          (iii) reimbursement for expenses incurred but not yet reimbursed by the Company pursuant to Paragraph 8; and

          (iv) any other compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company.

Notwithstanding the above, if Executive's Loss of License was not the result of any activity that Executive knew, or should have known, would result in his Loss of License, then the Base
Compensation continuation provided for in subparagraph (i) above shall be for 12 months rather than six months.

          (f) No Mitigation; No Offset. In the event of any termination of Executive's employment under the Agreement, he shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

          (g) Nature of Payments. Any amounts due Executive under the Agreement in the event of any termination of his employment with the Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that be may suffer as a result of the termination of his employment, or both, and are not in the nature of a penalty.

     10.  Covenant Not to Compete; Covenants to Protect
Confidential Information.

          (a) If Executive voluntarily terminates his employment with the Company, or if the Company terminates the Employment of Executive for Cause, Executive shall not for a one-year period engage in competition with the Company within the meaning of Paragraph 10(b). If Executive is terminated on any other basis resulting in payments to Executive (irrespective of the fact that such payments are paid in a lump sum) with respect to a period after such termination (the "Post Termination Payment Period"), Executive shall not engage in such competition for a period equal to the Post Termination Payment Period. If Executive is in breach of this Paragraph 10(a), since a remedy at law will not suffice to remedy the damage suffered thereby, the Company shall be entitled to specific performance.

          (b) Executive shall be engaging in competition with the Company if he is engaged in the gaming business within the primary geographic market area of any location in which the Company is engaging in the gaming business at the time of the termination of Executive's employment, whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, so long as the Company is engaged in the gaming business in the location in question. The Company agrees that it is not engaged in the gaming business in Atlantic City, New Jersey, on the date of this Agreement. The foregoing restrictions shall not be construed to prohibit the ownership by Executive of less than five percent (5 %) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange Act, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

          (c) Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, divulge, publish or otherwise disclose to any other person any Confidential Information regarding the Company or any Subsidiary except in the course of carrying out his responsibilities on behalf of the Company (e.g., providing information to the Company's attorneys, accountants, bankers, etc.) or if required to do so pursuant to the order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency. For this purpose, Confidential Information shall include, but not be limited to, the Company's financial , real estate, marketing and promotional plans and strategies. Confidential Information does not include information that becomes available to the public other than through a breach of the Agreement on the part of Executive.

          (d) Executive shall not during the term of Employment or thereafter, without the prior written consent of a Subject Party, as hereafter defined, divulge, publish, or otherwise disclose to any other person any Confidential Information regarding a Subject Party except in the course of carrying out responsibilities on behalf of Subject Party (e.g., providing information to advisors) or if required to do so under circumstances as described in Paragraph 10(c) in connection with disclosure of Confidential Information about the Company. For this purpose, Confidential Information about a Subject Party shall include non-public financial information about a Subject Party including non-public information regarding his business and investment activities. Confidential Information does not include information that becomes available to the public other than through a breach of the Agreement on the part of Executive. Executive further agrees he will not during the Term of Employment or thereafter publish any book or article about, or disclose in any public forum, his personal experiences with, or other personal information about, a Subject Party. Affiliates of a Subject Party or their respective heirs, successors and assigns are expressly intended as third party beneficiaries of the provisions of this Paragraph 10(d) and shall be entitled to enforce the provisions hereof independent of the Company by injunction or otherwise and to any damages suffered by reason of any breach of this Paragraph 10(d). For purposes hereof, Subject Party shall be Mr. Merv Griffin.

     11.  Equitable Relief.

          (a) Executive acknowledges and agrees that the restrictions contained in Paragraph 10 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of that Paragraph. Executive represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

          (b) Executive further acknowledges and agrees that a breach of any of the restrictions in Paragraph 10 cannot be adequately compensated by monetary damages. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Paragraph 10, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Paragraph should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.

          (c) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of Paragraph 10, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of New Jersey, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Atlantic City, New Jersey, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Paragraph 21.

     12.  Indemnification.

          (a) The Company shall indemnify Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement) reasonably incurred by Executive in connection with a Proceeding and this obligation shall survive the termination of this Agreement with respect to matters arising during the Term of Employment. For the purposes of this Paragraph 12, "Term of Employment" shall mean the period commencing May 19, 1993, and ending on the date specified in Paragraph 2 and a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company.
          (b) The Company shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an understanding by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (c) Executive shall not be entitled to indemnification under this Paragraph 12 unless he meets the standard of conduct specified in the Delaware General Corporation Law. Notwithstanding the foregoing, to the extent permitted by law neither Section 145(d) of the Delaware General Corporation Law nor any similar provision shall apply to indemnification under this Paragraph 12, so that if Executive in fact meets the applicable standard of conduct, he shall be entitled to such indemnification whether or not the Company (whether by the board of directors, the shareholders, independent legal counsel or other party) determines that indemnification is proper because he has met such applicable standard of conduct. Neither the failure of the Company to have made such a determination prior to the commencement by Executive of any suit or arbitration proceeding seeking indemnification, nor a determination by the Company that he has not met such applicable standard of conduct, shall create a presumption that he has not met the applicable standard of conduct.

          (d) The Company shall not settle any Proceeding or claim in any manner which would impose on Executive any penalty or limitation without his prior written consent. Neither the Company nor Executive will unreasonably withhold its or his consent to any proposed settlement.

     13. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties (and in the case of Paragraph 10(d), to the benefit of the Subject Party) and their respective successors, heirs and assigns. No rights or obligations of the Company under the Agreement may be assigned or transferred by Executive or the Company except that (a) such rights or obligations of the Company may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in the Agreement, either contractually or as a matter of law, and (b) such obligations of the Company may be transferred by Executive by will or pursuant to the laws of descent or distribution or pursuant to any express transfer provisions in an instrument granting Executive a stock option. The Company shall take all reasonable legal action necessary to effect such assignment and assumption of the Company's liabilities, obligations and duties under the Agreement in circumstances clause (a) of the preceding sentence.

     14. Representation. The Company and Executive respectively represent and warrant to each other that, subject to any approval that may be necessary from any pertinent regulatory authority, each respectively is fully authorized and empowered to enter into the Agreement and that its or his entering into the Agreement and the performance of its or his respective obligations under the Agreement will not violate any agreement between the Company or Executive respectively and any other person, firm or organization or any law or governmental regulation.

     15. Entire Agreement The Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     16. Amendment or Waiver. The Agreement cannot be changed, modified or amended without the consent in writing of both Executive and the Company. No waiver by either Party at any time of any breach by the other Party of any condition or provision of the Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

     17. Severability. In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     18. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

     19. Governing Law. The Agreement shall be governed by and construed and interpreted in accordance with the laws of New
Jersey without reference to principles of conflict of laws.

     20. Settlement of Disputes. In the event of any dispute under the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of New York, New York in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Employee, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Employee prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration and the Employee's reasonable legal fees and expenses. Otherwise, each party shall bear his or its own expenses relating to the conduct of the arbitration (including attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

     21. Notice. Any notice given to either Party shall be in writing and, except as provided in the second sentence of Paragraph 9(b), shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to de Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

          If to the Company or the Board:

               Players International, Inc.
               1300 Atlantic Avenue
               Suite 800
               Atlantic City, NJ 08401
                    Attention: General Counsel

          With a copy to:

               Morgan, Lewis & Bockius
               2000 One Logan Square
               Philadelphia, PA 19103-6993
                    Attention: Robert J. Lichtenstein, Esquire

          If to Executive:

               Howard Goldberg
               117 Cheltenham Avenue
               Linwood, NJ 08221

          With a copy to:

               Willkie, Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, NY 10022-4677
                    Attention: Stephen T. Lindo, Esquire

     22. Headings. The headings of the paragraphs contained in the Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     23. Counterparts. The Agreement may be executed in two or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first written above.

                              Players International Inc.

                              By:
                              _________________________________
                              Edward Fishman
                              Its:  Chairman


                              _____________________________________
                              Howard Goldberg